EXHIBIT 3(i)
                  AMENDED ARTICLES OF INCORPORATION
                         OF THE REGISTRANT

DSCB204(Rev.81)                 PLEASE INDICATE (CHECK ONE) TYPE
                                CORPORATION:

ARTICLES OF INCORPORATION    [X] DOMESTIC BUSINESS CORPORATION
                             [ ] DOMESTIC BUSINESS CORPORATION
Commonwealth of Pennsylvania     A CLOSE CORPORATION - COMPLETE

Department of State-             BACK
Corporation Bureau
308 North Office Building    [ ] DOMESTIC PROFESSIONAL

Harrisburg, PA 17120             CORPORATION ENTER BOARD LICENSE

                                 NO.
                                                       Fee $75.00


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010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR
UNLESS EXEMPT UNDER 15P.S.2908 8)

Union National Financial Corporation
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011 ADDRESS OF REGISTRANT OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER

NOT ACCEPTABLE)

101 East Main Street, P.O. Box 567
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012 CITY              033 COUNTY        013 STATE    064 ZIP CODE

Mount Joy              Lancaster       Pennsylvania       17552

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050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

  To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The Articles of Incorporation of Union National Financial Corporation are set forth in Appendix A hereto.

(Attach 8 1/2 x 11 SHEET IF NECESSARY)
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The Aggregate Number of Shares, Classes of Shares and Par Value

of Shares Which the Corporation Shall have Authority to Issue:

040 Number and   041 Stated Par   042   Total      031  Term of

Class of Shares      Value Per        Authorized       Existence

                     Share if          Capital
   5,000,000           Any
 Common Stock         $1.00           $5,000,000        Perpetual

---------------    -------------    ---------------     ---------


Name and Address of Each Incorporator, and the Number and Class

of Shares Subscribed to by each Incorporator
                      061,062
060 Name              063,064 Address              Number & Class
                     (Street, City,                of Shares
                     State, Zip Code)
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Donald H. Wolgemuth   81 Heintzelman Street            1sh-Common
                      Manheim, Pennsylvania 17545        Stock
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C. Bernerd Grissinger 204 Park Avenue                 1sh-Common
                      Mount Joy, Pennsylvania 17552      Stock
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David G. Heisey       1285 West Ridge Road            1sh-Common
                      Elizabethtown, Pennsylvania        Stock
                      17022
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John H. Hoffman, Jr.  120 North River Street          1sh-Common
                      Maytown, Pennsylvania 17550        Stock
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               (ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
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IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND
SEALED THE ARTICLES OF INCORPORATION THIS  26th   DAY OF JUNE
1986.


/s/ Donald H. Wolgemuth                   /s/ David G. Heisey
--------------------------               ------------------------
Donald H. Wolgemuth                       David G. Heisey


/s/ C. Bernerd Grissinger                 /s/ John H. Hoffman Jr.
--------------------------               ------------------------
C. Bernerd Grissinger                     John H. Hoffman Jr.
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                       -For Office Use Only-
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                                                    86391895

                                                     86391896

                   UNION NATIONAL FINANCIAL CORPORATION
                       ARTICLES OF INCORPORATION
                          ADDITIONAL ARTICLES


   7. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock of this corporation. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of

Common Stock of this corporation.

   8. Cumulative voting rights shall not exist with respect to the election of directors.

   9. (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

   (i) Whether the offer price is acceptable based on the historical and present operating result or financial condition of this corporation;

   (ii) Whether a more favorable price could be obtained for this corporation's securities in the future;

  (iii) The social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

  (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

  (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered.

                                                         86391897
UNION NATIONAL FINANCIAL CORPORATION

 (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

 (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

     (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities, acquiring the offeror CORPORATION's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

Microfilm Number __________            Filed with the Department
Entity Number 920751                   of State on Sep 11, 1991
                                       /s/ Robert M. Grant
                                       ------------------------
                                       Robert M. Grant
                                       Deputy Secretary of the
                                       Commonwealth

                COMMONWEALTH OF PENNSYLVANIA
                   DEPARTMENT OF STATE
                    CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

     1.  The Name of the Corporation is:

            Union National Financial Corporation

     2. The Address, including street and number, of its Registered office in this Commonwealth is: (The Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

           101 East Main Street, Mount Joy, Lancaster County,
           Pennsylvania 17552-0567

     3. The Statute by or under which the Corporation was Incorporated is:

           Business Corporation Law of 1933, Act of May 5, 1933,
P.L. 364, as amended.
          -- -------

     4.  The Date of its Incorporation is:

           June 26, 1986

     5. The Manner in which the Amendment was Adopted by the Corporation is:

           The amendment was duly adopted and proposed to the Shareholders by the Board of Directors of the Corporation at a Special Meeting of the Board of Directors of the Corporation duly called and convened and held on July 18, 1991. The amendment was adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and (b) of the Business Corporation Law of 1988, as amended, at a Special Meeting of the Shareholders, duly called and convened and held pursuant to a Notice of Special Meeting of Shareholders, Proxy Statement, and Form of Proxy dated August 12, 1991 and first sent on or about August 12, 1991 by United States Mail, first class postage pre-paid, to the shareholders of record as of the Record Date of August 2, 1991. The Special Meeting of Share-holders was held at 10:00 a.m., prevailing time, on Tuesday, September 10, 1991 at the Elizabethtown Office of the Corporation's Bank Subsidiary, The Union National Mount Joy Bank, 1275 South Market Street, Elizabethtown, Pennsylvania, 17022. The total number of shares outstanding was 600,000 with each share entitled to one vote. The total number of shares entitled to vote was 600,000. The total number of shares voted for the amendment was 474,924 and the total number of shares voted against the amendment was 100 and the total number of shares abstaining from voting on the matter was 21,736. Thus, the amendment was approved and adopted by 79.15% of the Shareholders, which constitutes a majority of the votes cast by all Shareholders entitled to vote at the Special Meeting of Shareholders.

6. The Amendment shall be effective upon filing these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State.

7. The Amendment adopted by the Corporation, set forth in full, is as follows:

           10. This Corporation specifically opts out and shall not be governed by Subchapter G, Control-share Acquisitions, and Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990. Subchapter G, Control-share Acquisitions, and Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, shall not be applicable to the Corporation.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 10th day of September, 1991.


                            UNION NATIONAL FINANCIAL CORPORATION

Attest:

/s/Carl R. Hallgren       By /s/ William E. Eby
-------------------         ------------------------------------
Carl R. Hallgren,           William E. Eby, President
Secretary


(CORPORATE SEAL)

Microfilm Number      9331-1487      File with the Department
                 ---------------     of State on April 21, 1993
                                     --------------------------
Entity Number      920751            /s/
             -------------------     ------------------------
                                     (Secretary of the
                                      Commonwealth)

                     COMMONWEALTH OF PENNSYLVANIA
                        DEPARTMENT OF STATE
                         CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

   In compliance with the requirements of 15 Pa.C.S. Section 1915
(relating to Articles of Amendment), the undersigned business corporation, desiring to amend it Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

                Union National Financial Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The
          Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                101 East Main Street, Mount Joy, Lancaster
                County, Pennsylvania 17552-0567

     3.   The Statute by or under which the Corporation was

          Incorporated is:

                Business Corporation Law of 1933, Act of May 5,
                1933, P.L. 364, as amended.

     4.   The Date of its Incorporation is:

                June 26, 1986.


     5. The Manner in which the Amendment was Adopted by the Corporation is:

             The amendment was duly adopted and proposed to the Shareholders by the Board of Directors of the Corporation at a Special Meeting of the Board of Directors of the Corporation duly called, convened and held on January 30, 1993. The amendment was adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and (b) of the Business Corporation Law of 1988, as amended, at the 1993 Annual Meeting of the Shareholders of

                            9331-1488

             the Corporation duly called, convened and held pursuant to a Notice of Annual Meeting of Shareholders,Proxy Statement, and Form of Proxy dated March 22, 1993 and first sent on or about March 22, 1993 by United States Mail, first class postage prepaid, to the shareholders of record as of the Record Date of March 15, 1993. The 1993 Annual Meeting of Shareholders was held at 10:00 a.m., prevailing time, on Tuesday, April 20, 1993 at The Country Table Restaurant, 740 East Main Street, Mount Joy, Pennsylvania 17552. The total number of shares outstanding was 599,190 with each share entitled to one vote. The total number of shares entitled to vote was 599,190. The total number of shares voted for the amendment was 453,954 and the total number of shares voted against the amendment was 3,326 and the total number of shares abstaining from voting on the matter was 19,540. Thus, the amendment was approved and adopted by 75.76% of the Shareholders, which constitutes a majority of the votes cast by all Shareholders entitled to vote at the 1993 Annual Meeting of Shareholders.

     6. The Amendment adopted by the Corporation, set forth in full, is as follows:

                 4. The aggregate number of shares which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of Common
                     Stock of the par value of Fifty Cents
                    ($0.50) per share (the "Common Stock")

     7.   The Amendment shall be Effective upon filing these

          Articles of Amendment with the Commonwealth of Pennsylvania, Department of State.

                   9331-1489

    IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 20th day of April, 1993.

                             UNION NATIONAL FINANCIAL CORPORATION

Attest:

/s/ Carl R. Hallgren             By: /s/ William E. Eby
--------------------                 ----------------------
Carl R. Hallgren                     William E. Eby

Secretary                            President
--------------------                 ----------------------

(CORPORATE SEAL)




21308

Microfilm Number   9535-1638         File with the Department
                 ---------------     of State on May 26, 1995
                                                 ------------
Entity Number      920751            /s/
             -------------------     ------------------------
                                     (Secretary of the

                                     Commonwealth)

                     COMMONWEALTH OF PENNSYLVANIA
                        DEPARTMENT OF STATE
                         CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

   In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend it Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

                 Union National Financial Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The
          Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                 101 East Main Street, Mount Joy, Lancaster

                 County, Pennsylvania 17552-0567

     3. The Statute by or under which the Corporation was Incorporated is:

                  Business Corporation Law of 1933, Act of May 5,

                  1933, P.L. 364, as amended.

     4.   The Date of its Incorporation is:

                 June 26, 1986.

                      9535-1639


     5. The Manner in which the Amendment was Adopted by the Corporation is:

               The amendment was duly adopted by the Board of Directors of the Corporation pursuant to Section 1914 (c)(3)(ii) of the Business Corporation Law of 1988, as amended, at a meeting of the Board of Directors duly called, convened, and conducted on Thursday, April 13, 1995.

     6. The Amendment adopted by the Corporation, set forth in full, is as follows:

                 4. The aggregate number of shares which the
                    Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock of the par value of Twenty-Five Cents ($0.25) per share (the "Common Stock").

     7. The Amendment shall be Effective at 12:01 a.m., prevailing time, on June 1, 1995.

                            9535-1640

    IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 13th day of April, 1995.

                             UNION NATIONAL FINANCIAL CORPORATION




Attest:

/s/ Carl R. Hallgren             By: /s/ William E. Eby
--------------------                 ----------------------
Carl R. Hallgren                     William E. Eby
Secretary                            President


(CORPORATE SEAL)